Exhibit 10.8

Context Therapeutics Inc.

2021 Long -Term Performance Incentive Plan

Stock Grant Agreement

1.

The Company hereby grants                      shares of $0.001 par value per share of Common Stock (the “Stock Grant”) of Context Therapeutics Inc. (the “Company”), to                      (the “Grantee”), subject to the terms and provisions of the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan (the “Plan”) insofar as the same are applicable to shares of Stock granted thereunder. The terms and provisions of the Plan are incorporated herein by reference.

2.	The Stock Grant is fully vested as of the date hereof.

3.

The Stock Grant is subject to applicable tax withholding. As a condition to receipt of this grant, to the extent such withholding obligations exceed Grantee’s other compensation due from the Company, Grantee agrees to remit to the Company such additional amounts in cash as are necessary to satisfy such required withholding. Any and all withholding obligations may be settled with shares of Stock already owned by Grantee or by the withholding of shares of Stock granted herein, subject to the terms and conditions determined by the Compensation Committee of the Company’s Board of Directors which administers the Plan.

4.

The Company shall deliver to Grantee the applicable number of shares of Common Stock of the Company following Grantee’s satisfaction of all applicable tax withholding obligations and Grantee shall have all rights of a shareholder with respect to such delivered shares.

5.

All notices required to be given hereunder shall be mailed by registered or certified mail to the Company to the attention of its Secretary, at                      and to Grantee at Grantee’s address as it appears on the Company’s books and records unless either of said parties has duly notified the other in writing of a change in address.

GRANTEE:	CONTEXT THERAPEUTICS INC.

By:

Grantee acknowledges receipt of a copy of the Plan, and represents that he/she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to the terms and provisions of the Plan insofar as they relate to Stock Options granted thereunder. Grantee agrees hereby to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the grant of Stock. Grantee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him/her any taxes required to be withheld by Federal, state, or local law as a result of the exercise of the Option.

By:

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